Exhibit 4.1

SEE REVERSE SIDE FOR RESTRICTIVE LEGEND(S)

Number ____	HERITAGE DISTILLING HOLDING COMPANY, INC.	*_________* Shares
	a Delaware Corporation	Common Stock

THIS CERTIFIES THAT______________________________ is the record holder of _____________________ (____________) shares of Common Stock of Heritage Distilling Holding Company, Inc., a Delaware corporation, transferable only on the books of the Corporation by the holder, in person, or by duly authorized attorney, upon surrender of this certificate properly endorsed or assigned.

This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Certificate of Incorporation and the Bylaws of the Corporation and any amendments thereto, a copy of each of which is on file at the office of the Corporation and made a part hereof as fully as though the provisions of the Certificate of Incorporation and Bylaws were imprinted in full on this Certificate, to all of which the holder of this certificate, by acceptance hereof, assents.

The Corporation will furnish without charge to each shareholder who so requests in writing, the designations, relative rights, preferences and limitations of each class of stock or series thereof and the variations in rights, preferences, and limitations for each series, and the authority of the board of directors to determine variations for future series.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its duly authorized officers this ____ day of ___________________.

President	Secretary

FOR VALUE RECEIVED _____________________________________________ HEREBY SELLS, ASSIGNS AND TRANSFERS UNTO ____________________________________________ ___________________________ SHARES REPRESENTED BY THE WITHIN CERTIFICATE AND DOES HEREBY IRREVOCABLY CONSTITUTE AND APPOINT ____________________________ ATTORNEY TO TRANSFER THE SAID SHARES ON THE SHARE REGISTER OF THE WITHIN NAMED CORPORATION WITH FULL POWER OF SUBSTITUTION IN THE PREMISES.

DATED

(Signature)

NOTICE: THE SIGNATURE ON THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THIS CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.